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                                                                EXHIBIT 99.23(a)



                             FORM OF AMENDED AND RESTATED
                              ARTICLES OF INCORPORATION


                                      ARTICLE I
                                         NAME

     (1)  The name of the Corporation is Dresdner RCM Investment Funds Inc.

     (2) The Board of the Directors reserves the right to change its corporate name or any series or class name thereunder by a majority vote without action by stockholders in accordance with Section 2-605 of the General Corporation Law of the State of Maryland.

                                      ARTICLE II
                                 PURPOSES AND POWERS

     The purposes for which the Corporation is formed are to act as an open-end investment company under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the "1940 Act"), and to exercise and enjoy all of the general powers, rights, and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law (the "Maryland Law") now or hereafter in force.

                                     ARTICLE III
                         PRINCIPAL OFFICE AND RESIDENT AGENT

     The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland are The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. Such resident agent is a Maryland corporation.

                                      ARTICLE IV
                                    CAPITAL STOCK

     (1)(a) As increased from 100,000,000 with a par value of $.001 per share, the total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 1,000,000,000 shares of capital stock, of the par value of $.001 per share. There shall initially be one series of shares, designated as the "Dresdner RCM Europe Fund" consisting initially of 200,000,000 shares (such series and any further series of shares from time-to-time created by the Board of Directors being referred to individually herein as a "series") and 800,000,000 unclassified shares of capital stock. The Board of Directors of the Corporation is hereby empowered to increase or decrease, from time-to-time, the total number of shares of capital stock or the number of shares of capital stock of any series that the Corporation shall have authority to issue without any action by the stockholders but to not less than the number of shares of capital stock or of such series, as the case may be, then outstanding.


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     (b)  The aggregate par value of all shares having a par value is $100,000 before the increase and $1,000,000 as increased.

     (2) The Corporation may issue fractional shares, which shall carry proportionally all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional shares, but including the right to vote and the right to receive dividends.

     (3) All persons who shall acquire capital stock in the Corporation shall acquire the same subject to the provisions of these Amended and Restated Articles of Incorporation and the By-Laws of the Corporation (the "By-Laws").

     (4) As used in these Amended and Restated Articles of Incorporation, a "series" of shares represent interests in the same assets, liabilities, income, earnings, and profits of the Corporation. The Board of Directors shall have authority to classify and reclassify any authorized but unissued shares of capital stock from time-to-time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the capital stock. Subject to the provisions of
ARTICLE IV and applicable law, the power of the Board of Directors to classify or reclassify any of the shares of capital stock shall include, without limitation, authority to classify or reclassify any such stock into one or more series of capital stock, by determining, fixing, or altering one or more of the following:

     (a) The distinctive designation of such series and the number of shares to constitute such series; provided that, unless otherwise prohibited by the terms of such series, the number of shares of any series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such series may be increased by the Board of Directors in connection with any such classification or reclassification, and any such shares of any series which have been redeemed, purchased, or otherwise acquired by the Corporation shall remain part of the authorized capital stock and be subject to classification and reclassification as provided herein;

     (b) Whether or not and, if so, the rates, amounts, and times at which, and the conditions under which, dividends shall be payable on shares of such series;

     (c) Whether or not shares of such series shall have voting rights in addition to any general voting rights provided by law and these Amended and Restated Articles of Incorporation of the Corporation and, if so, the terms of such additional voting rights; and

     (d) The rights of holders of shares of such series (including any classes thereof) upon the liquidation, dissolution, or winding up of the affairs of, or upon distribution of the assets of, the Corporation.

     (5) Shares of capital stock of the Corporation shall have the following preferences, and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption.

     (a) ASSETS BELONGING TO A SERIES. All consideration received by the Corporation for the issue or sale of stock of any series of capital stock, together with all assets in which such


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consideration is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of shares of capital stock with respect to which assets, payments, or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be handled upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds thereof, and any assets derived from the sale, exchange, or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such series. Any assets, income, earnings, profits, and proceeds thereof, and any funds or payments which are not readily attributable to any particular series shall be allocable among any one or more of the series in such a manner and on such a basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.

     (b) LIABILITIES BELONGING TO A SERIES. The assets belonging to any series of capital stock shall be charged with the liabilities in respect of such series and shall also be charged with such series' share of the general liabilities of the Corporation determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to the amount of such liabilities, including the amount of accrued expenses and reserves; as to any allocation of the same to a given series; and as to whether the same are allocable to one or more series. The liabilities so allocated to a series are herein referred to as "liabilities belonging to" such series. Any liabilities which are not readily attributable to any particular series shall be allocable among any one or more of the series in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.

     (c) DIVIDENDS AND DISTRIBUTIONS. Shares of each series of capital stock shall be entitled to such dividends and distributions, in stock or in cash or both, as may be declared from time-to-time by the Board of Directors, acting in its sole discretion, with respect to such series, provided, however, that dividends and distributions on shares of a series of capital stock shall be paid only out of the lawfully available "assets belonging to" such series as such phrase is defined in ARTICLE IV (5).

     (d) LIQUIDATING DIVIDENDS AND DISTRIBUTIONS. In the event of the liquidation or dissolution of the Corporation, stockholders of each series of capital stock shall be entitled to receive, as a series, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular series of capital stock, the assets belonging to such series; and the assets so distributable to the stockholders of any series of capital stock shall be distributed among such stockholders in proportion to the number of shares of such series held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular series of capital stock and available for distribution, such distribution shall be made to the holders of stock of all series of capital stock in proportion to the asset value of the respective series of capital stock determined as hereinafter provided.

     (e) CLASSES OF SHARES. There shall initially be two classes of the "Dresdner RCM Europe Fund" series, Class N and Class I. Of the 200,000,000 shares designated as "Dresdner RCM Europe Fund" shares, 100,000,000 shall be designated Class N shares thereof and 100,000,000 shall be designated Class I shares thereof. All shares of the Corporation that are


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outstanding when the Corporation converts from a closed-end to an open-end investment company will be automatically designated Class N shares of "Dresdner RCM Europe Fund."

     A class of shares may be invested with one or more other classes in a common investment portfolio comprising a series. Notwithstanding the other provisions of ARTICLE IV (5), if two or more classes are invested in a common investment portfolio as a series, the shares of each such class of capital stock of the Corporation shall be subject to the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, and if there are other classes of capital stock invested together in a different series, shall also be subject to the provisions of this ARTICLE IV (5) at the series level as if the classes comprising the series were one class.

          (i) The income and expenses of the series shall be allocated among the classes comprising the series in accordance with the relative net asset value of each such class or as otherwise determined by the Board of Directors in accordance with the law and the Corporation's current registration statement as filed with the Securities and Exchange Commission (the "Registration Statement"). The allocation of investment income, capital gains, expenses, and liabilities of the Corporation or any series, among the series and any classes thereof shall be determined by the Board of Directors in a manner that is consistent with applicable law and the Registration Statement.

          (ii) As more fully set forth in this ARTICLE IV (5), the liabilities and expenses of the classes comprising the series shall be determined separately from those of each other and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of the liquidation of the Corporation or a series to holders of shares of the Corporation's capital stock may vary from class to class within a series.
Except for these differences and certain other differences set forth in this
ARTICLE IV (5) or elsewhere in the Amended and Restated Articles of Incorporation, the classes comprising a series shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption.

          (iii) The dividends and distributions of investment income and capital gains with respect to the classes comprising a series shall be in such amounts as may be declared from time-to-time by the Board of Directors, and such dividends and distributions may vary among the classes comprising the series to reflect differing allocations of the expenses of the Corporation among the classes and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate.

          (iv) At such times (which may vary within a class) as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the 1940 Act and applicable rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") and the Registration Statement, shares of a particular class of capital stock of the Corporation may be automatically converted into shares of another class of capital stock of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and the Registration Statement.


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     (f)  VOTING.  Each stockholder of each series of capital stock then standing in his or her name on the books of the Corporation, and on any matter submitted to a vote of stockholders, all shares of capital stock then issued and outstanding and entitled to vote shall be voted in the aggregate and not by series except that: (i) when expressly required by law, shares of capital stock shall be voted by individual series and (ii) only shares of capital stock of the respective series affected by a matter shall be entitled to vote on such matter. At all meetings of stockholders, the holders of one-third of the shares of capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by these Amended and Restated Articles of Incorporation. In the absence of a quorum no business may be transacted, except that the holders of a majority of the shares of capital stock present in person or by proxy and entitled to vote may adjourn the meeting from time-to-time, without notice other than announcement at the meeting except as otherwise required by these Amended and Restated Articles of Incorporation or the By-Laws, until the holders of the requisite amount of shares of capital stock shall be present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting originally called. The absence from any meeting, in person or by proxy, of holders of the quorum which may be required by the laws of the State of Maryland, the 1940 Act, or other applicable statute, these Amended and Restated Articles of Incorporation, or the By-Laws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present at the meeting, in person or by proxy, holders of the number of shares of capital stock of the Corporation required for action in respect of such other matter or matters.

     (g) REDEMPTION. To the extent the Corporation has funds or other property legally available therefor, each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation, at the redemption price of such shares as in effect from time-to-time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock or postpone the date of payment of such redemption price in accordance with provisions of applicable law. The Corporation may at any time purchase or redeem shares of capital stock of the Corporation in the open market or at private sale, or otherwise, out of funds legally available therefor, at a price not exceeding the net asset value thereof determined in accordance with the 1940 Act and the Corporation's current Registration Statement. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares owned by any holder of capital stock of the Corporation if the value of such shares in the account of such holder is less than the minimum initial investment amount applicable to that account as set forth in the Corporation's current Registration Statement, and subject to such further terms and conditions as the Board of Directors of the Corporation may from time-to-time adopt. The price of any shares of capital stock redeemed by the Corporation shall, except as otherwise provided in ARTICLE IV (5)(e), be the net asset value thereof as determined by, or pursuant to methods approved by, the Board of Directors of the Corporation from time-to-time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be specified in the Corporation's current Registration Statement for that series. Payment of the redemption price shall be made in cash by the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly by securities or


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other property included in the assets belonging or allocable to the series of the shares redemption of which is being sought, the value of which shall be determined as provided herein.

     (h) OTHER SALES CHARGES. The proceeds of the redemption of the shares of any class of capital stock of the Corporation may be reduced by the amount of any contingent deferred sales charge or other charge (which charges may vary within and among the classes) payable on such redemption pursuant to the terms of issuance of such shares, all in accordance with the 1940 Act, and applicable rules and regulations of the NASD.

                                      ARTICLE V
                                  BOARD OF DIRECTORS

     The number of Directors of the Corporation shall be fixed from time-to-time by the By-Laws of the Corporation, but shall not be less than three (3). The Board of Directors can vote to increase or decrease the number of Directors within the limit set by the By-Laws. The number constituting the Board of Directors is eight (8), and the names of the persons who are to serve as Directors are:

                                  Robert J. Birnbaum
                                    Carroll Brown
                                  Theodore J. Coburn
                                    James E. Dowd
                                   Alfred W. Fiore
                                 Siegfried A. Kessler
                                 Gottfried W. Perbix
                                     Jacob Saliba


                                      ARTICLE VI
                     MANAGEMENT OF THE AFFAIRS OF THE CORPORATION

     (1) POWERS OF THE CORPORATION. All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute or applicable rules and regulations of any governmental or quasi-governmental agency or instrumentality, by these Amended and Restated Articles of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

     (2) ISSUANCE OF STOCK. The Board of Directors may from time-to-time authorize the issuance of and may issue and sell or cause to be issued and sold shares of the Corporation's capital stock of any series or class, whether now or hereafter authorized, including any shares redeemed or repurchased by the Corporation, and securities convertible into shares of the Corporation's capital stock, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

     (3) COMPENSATION OF DIRECTORS. The Board of Directors shall have power from time-to-time to authorize payment of compensation to the Directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and of committees.


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     (4)  INSPECTION OF CORPORATION'S BOOKS.  The Board of Directors shall have power from time-to-time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of stockholders; and no stockholder shall have the right of inspecting any account, book, or document of the Corporation except as at the time conferred by statute, unless authorized by a resolution of the stockholders or the Board of Directors.

     (5) CONTRACTS OF THE CORPORATION AFFECTING THE FINANCIAL INTEREST OF DIRECTOR(S). A contract or other transaction between the Corporation and any of its Directors or between the Corporation and any other corporation, firm, or other entity in which any of its Directors is a Director or has a material financial interest is not void or voidable solely because of any one or more of the following: the common Directorship or interest; the presence of the Director at the meeting of the Board of Directors which authorizes, approves, or ratifies the contract or transaction; or the counting of the vote of a Director for the authorization or ratification of the contract or transaction. This
ARTICLE VI (5) applies if:

          (a) the fact of common Directorship of interest is disclosed or known to: (i) the Board of Directors and the Board authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum; or (ii) the stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm, or other entity; or

          (b) the contract or transaction is fair and reasonable to the Corporation.

     Common or interested Directors or the stock owned by them or by an interested corporation, firm, or other entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved, or ratified. If a contract or transaction is not authorized, approved, or ratified in one of the ways provided for in clause (a) of the second sentence of this ARTICLE VI (5), the person asserting the validity of the contract or transaction shall bear the burden of proving that the contract or transaction was fair and reasonable to the Corporation at the time it was authorized, approved, or ratified. This ARTICLE VI (5) does not apply to the fixing by the Board of Directors of reasonable compensation for a Director, whether as a Director or in any other capacity.

     (6) RATIFICATION BY STOCKHOLDERS. Except as provided in Article VI (5), any contract, transaction, or act of the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the stockholders having voting power at any annual meeting, or at any special meeting called for such purpose, shall so far as permitted by law be as valid and as binding as though ratified by every stockholder of the Corporation.

     (7) REMOVAL OF OFFICERS. Unless the By-Laws of the Corporation otherwise provide, any officer or employee of the Corporation (other than a Director) may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by authority of the Board of Directors.


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     (8)  INDEMNIFICATION OF OFFICERS AND DIRECTORS.  To the maximum extent permitted by Maryland Law, as from time-to-time amended, the Corporation: (a) shall indemnify and advance expenses to each of its currently acting and its former Directors against any and all liabilities and expenses incurred in connection with their services in such capacities; (b) shall indemnify and advance expenses to its currently acting and its former officers to the full extent that indemnification shall be provided to Directors; and (c) may indemnify and advance expenses to its employees and agents, to the extent determined by the Board of Directors; in each case, subject to any limitations imposed by the 1940 Act. The foregoing rights of indemnification shall not be exclusive of any other rights to indemnification to which those seeking indemnification may be entitled. Subject to the same limitations imposed by the 1940 Act, the Corporation may, by By-Laws, resolution, or agreement, make further provision for indemnification of Directors, officers, employees, and agents. Furthermore, to the fullest extent permitted by Maryland law, as it may be amended or interpreted from time-to-time, subject to any limitations imposed by the 1940 Act, no Director or officer in the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages. No amendment of these Restated and Amended Articles of Incorporation or repeal of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Director or officer of the Corporation under this Section in respect of any act or omission that occurred prior to such amendment or repeal.

                                     ARTICLE VII
                                       DURATION

     The duration of the Corporation shall be perpetual.

                                     ARTICLE VIII
                                    MAJORITY VOTE

     Notwithstanding any provision of the laws of the State of Maryland requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast, to take or authorize any action, the Corporation may, subject to other applicable provisions of law, these Amended and Restated Articles of Incorporation and the By-Laws, take or authorize such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon; provided, that this provision shall not affect any requirement of the 1940 Act or the Rules and Regulations of the Securities and Exchange Commission thereunder, for any vote to be taken by the concurrence of a greater proportion of the votes entitled to be cast or for any matter to be authorized by the separate vote of a particular class or series of shares.

                                      ARTICLE IX
                                  PRE-EMPTIVE RIGHTS

     No holder of the capital stock of the Corporation or of any other class of stock or securities of the Corporation, whether now or hereafter authorized, shall be entitled as such, as a matter of pre-emptive right, to subscribe for or purchase any part of any new or additional issue of stock of any class, or of rights or options to purchase any stock, or of securities convertible into, or carrying rights or options to purchase, stock of any class, whether now of hereafter authorized or whether issued for money, for a consideration other than money, or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of capital stock and of any other class of stock or securities of the Corporation, whether now or hereafter authorized.


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                                      ARTICLE X
                            RESERVATION OF RIGHT TO AMEND

     The Corporation reserves the right from time-to-time to make any amendment of its charter, now or hereafter authorized by law, including any amendment which alters the terms or contract rights, as expressly set forth in its charter, of any outstanding stock by classification, reclassification, or otherwise, and all rights herein conferred upon stockholders are granted subject to such reservation.


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